Exhibit 99.1
Keros Therapeutics Reports Recent First Quarter 2025 Financial Results

LEXINGTON, Mass., May 6, 2025 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today reported financial results for the quarter ended March 31, 2025.

“In the first quarter, we reported initial topline results from the Phase 1 clinical trial of KER-065 that met key objectives and yielded valuable insights. These findings position us well as we prepare to engage with regulators with the aim of advancing KER-065 to a Phase 2 clinical trial in the first quarter of 2026,” said Jasbir S. Seehra, Ph.D., Chair and Chief Executive Officer. “As our Board of Directors continues its review process to evaluate strategic alternatives to enhance stockholder value for the Company, we remain focused on the execution of our strategy and advancing the development of our pipeline of novel therapeutics. We expect to report data in the second quarter of 2025 from the Phase 2 TROPOS trial evaluating cibotercept (KER-012) in patients with pulmonary arterial hypertension and we plan to evaluate the appropriate development strategy for cibotercept following that data readout.”

First Quarter 2025 Financial Results

Keros reported a net income of $148.5 million in the first quarter of 2025 as compared to a net loss of $43.1 million in the first quarter of 2024. The increase of $191.6 million was largely due to revenue recognized related to Keros' license agreement with Takeda Pharmaceuticals U.S.A., Inc., partially offset by increased research and development efforts as well as additional investments to support the achievement of Keros’ clinical and corporate goals.

Research and development expenses were $48.7 million for the first quarter of 2025 as compared to $38.3 million for the same period in 2024. The increase of $10.5 million was primarily due to additional research and development efforts, manufacturing activities and personnel expenses to support the advancement of Keros’ pipeline.

General and administrative expenses were $10.5 million for the first quarter of 2025 as compared to $10.3 million for the same period in 2024. The increase of $0.2 million was primarily due to an increase in other external expenses to support Keros’ organizational growth.

Keros’ cash and cash equivalents as of March 31, 2025 was $720.5 million compared to $559.9 million as of December 31, 2024. Based on current operating assumptions, Keros expects that its cash and cash equivalents as of March 31, 2025 will enable Keros to fund its operating expenses and capital expenditure requirements into 2029.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. One of Keros’ product candidates, cibotercept, is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders. Keros’ second product candidate, KER-065, is being developed for the treatment of neuromuscular diseases. Keros’ most advanced product candidate, elritercept (KER-050), is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “enable,” “expects” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its strategy, progress and timing of its clinical trials and data readouts for cibotercept and KER-065; statements concerning the intended benefits of the strategic review process; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, cibotercept, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Justin Frantz
jfrantz@kerostx.com
617-221-6042

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2025	2024
REVENUE:
Service and other revenue	15,891	83
License revenue	195,355	—
Total revenue	211,246	83
OPERATING EXPENSES:
Research and development	(48,709)	(38,258)
General and administrative	(10,497)	(10,308)
Total operating expenses	(59,206)	(48,566)
INCOME (LOSS) FROM OPERATIONS	152,040	(48,483)
OTHER INCOME (EXPENSE), NET
Dividend income	6,792	5,806
Other expense, net	(338)	(437)
Total other income, net	6,454	5,369
Income (loss) before income taxes	158,494	(43,114)
Income tax provision	(10,043)	—
Net income (loss)	$148,451	$(43,114)

Net income (loss) attributable to common stockholders—basic and diluted	$148,451	$(43,114)

Weighted-average shares of common stock outstanding — basic	40,559,355	35,685,422
Weighted-average shares of common stock outstanding — diluted	41,021,325	35,685,422

Net income (loss) per share of common stock — basic	$3.66	$(1.21)
Net income (loss) per share of common stock — diluted	$3.62	$(1.21)

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	MARCH 31, 2025	DECEMBER 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	720,541	559,931
Accounts receivable	17,291	2,742
Prepaid expenses and other current assets	21,677	26,220
Total current assets	759,509	588,893
Operating lease right-of-use assets	18,667	19,251
Property and equipment, net	4,473	4,237
Restricted cash	1,449	1,449
Other long-term assets	463	2,056
TOTAL ASSETS	784,561	615,886
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	6,636	4,602
Current portion of operating lease liabilities	2,102	1,978
Accrued expenses and other current liabilities	17,290	20,870
Deferred revenue	3,308	—
Current tax liability	10,043	—
Total current liabilities	39,379	27,450
Operating lease liabilities, net of current portion	16,311	16,883
Total liabilities	55,690	44,333
STOCKHOLDERS' EQUITY:
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized as of March 31, 2025 and December 31, 2024; no shares issued and outstanding	—	—
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 40,562,047 and 40,554,705 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	1,149,195	1,140,328
Accumulated deficit	(420,328)	(568,779)
Total stockholders' equity	728,871	571,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	784,561	615,886